UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 14, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Press Release

On October 14, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company’s Class A Common Stock will begin trading on The Nasdaq Stock Market on October 20, 2021.  The trading symbol will remain ALPP.

A copy of the press release is included as Exhibit 99 to this Current Report.

CEO Letter

In addition to the press release, Kent Wilson, President and CEO of the Company, issued a letter to the Company’s shareholders, employees, and business partners.  The text of the letter is included below.

“Dear Shareholders, Employees, and Vested Partners,

As you know, we announced earlier today that the company was approved to list on the Nasdaq Stock Market and will commence trading on The Nasdaq Capital Market on October 20, 2021.  Still, there was so much more that I wanted to say that simply wasn’t designed to be in a press release, so I am releasing it in a letter.

Our Past Accomplishments Pave the Way for Our Future Greatness

As we look forward to the next chapter in the story of Alpine 4, it's important to honor the past that got us here.  As I have said before, we didn't create Alpine 4 to be like every other company, rather, just the opposite. When I wrote my initial CEO letter in June 2015, I described Alpine 4 as a forward-thinking company with the "right ingredients" to become something special and valued in the marketplace.  At that time, we were at the precipice of a new beginning, and the challenges we faced as a group were daunting.  But as I reminded my fellow Alpine 4-ers in 2015, if it were easy, everyone would do it.  Frankly, none of this has been easy, but we have fantastic shareholders and employees in our company, making our journey worth it!

The positive effects we are making as a company are truly exceptional.  At Alpine 4, we are making products that are changing the world for the better.  We don't deliver products and goods that drive the world economy, but we build the drones that can.  We don't make electric vehicles, but I can tell you that you may be driving in one that has a circuit board built by us in it.  We also don't make micro particle sensing machines that can detect highly infectious pathogens, but we do make many of the internal assemblies that go in those machines.  We don't operate hospitals, but we do help hospital networks build them so doctors can save the lives of countless patients every year.  Nor do we process the food that feeds millions of people worldwide every year, but we do repair and fabricate the machines and equipment that do.  The bottom line is that at Alpine 4, we build things that matter, things that you can be proud to be a part of.  So, whether you are a new shareholder or have been with us since 2014, our journey is just getting started, and I know when I write my CEO letter ten years from now, we will look back in amazement at what we have accomplished together!

The Power of DSF (Driver, Stabilizer, Facilitator) On the Nasdaq

The power of our DSF business model on the Nasdaq will be a monumental building block for our future success as a company.  People regularly ask me, "How did you come up with DSF?" DSF was an observation of similarities of success in businesses I consulted with over the course of eight years.  In every situation, the critical ingredients for success were developed around three pillars of a product or service or what I came to call our DSF Model.  In each case, a company had: a Driver product or service which was relevant to their times, exciting to the customer base, drove new customers to the company, and usually had higher than average profit margins; a Stabilizer product or service was the anchor of the company with steady cash flow and reasonable net profits that would create consistency in business operations; and finally, and what I would eventually realize was their secret to long-term success, was the Facilitator part of the model, a product or service that could enhance the categories of Driver or Stabilizer and make them even more robust or give those products or services a competitive advantage.  The beauty of the DSF model was that it worked so well that many of these businesses were 2nd, 3rd, and even 4th generation businesses.  At Alpine 4, we have built DSF into a business model and turned the meaning of a conglomerate on its head.  Alpine 4 is not a collection of businesses devoid of any similarities.  Instead, we are a powerful group of conjoined companies that utilize DSF to our advantage in a multitude of different industries. Let's recap a small, but relevant example of the power of DSF.  For example, in 2016, we acquired Quality Circuit Assembly, Inc. (QCA) as a Stabilizer but knew that it would expand to be a Facilitator as well.  QCA grew from $7M in 2016 into what we are projecting to be roughly $15M in revenue for 2021.  QCA is an exciting company with many Fortune 500 customers, but its most significant accomplishments are what it is doing for its sister companies.  For example, this year, Vayu Aerospace will release its new Vayu AVA1 Avionics Hardware Platform.  This platform was designed and developed by the QCA team in Silicon Valley, California, and will be the baseline control platform for all of our next-generation drones, the G1, G2 and US-2.  The beauty of developing this platform is that Vayu will not just sell drones but also will be able to sell the "brains" that can fly any drone, thus expanding its market tenfold.  This is a perfect example of our synergistic collaboration and vertical integration from our DSF business model. Excluding Boeing and Lockheed Martin, we feel that the market would be hard-pressed to find another drone company that has access to resources on this scale anywhere in the world.  We have built the corporate infrastructure to handle massive growth and stacked the company with unbelievable talent to handle the growth, all while trading on the OTCMarkets.  Now just imagine what we can do together as a company listed on the Nasdaq.

Growth, Positioning, and Brand Recognition

Many of you have correctly observed that Alpine 4 has been in the process of positioning itself and its subsidiaries into collective categories of business units.  The holding companies A4 Manufacturing, A4 Construction Services, A4 Technologies, A4 Defense Services, and A4 Aerospace represent the collection of our many subsidiaries to date and future ones to come.  I have often said that our greatest competitive advantage is our highly diversified corporate holding structure infused with our corporate ability to collaborate across differing industries.  However, our new holding structure is the result of our subsidiaries' varying and growing needs that require access to specific capital allocation, legal and liability insulation, and industry-based planning that can only be enhanced with a more narrow-based corporate structure.  We are enthusiastic about where this corporate structure will lead us in the future and are confident that it will expand our growth opportunities at each level as we mature as a company on the Nasdaq.

With regards to growth, we are seeing indicators for a very robust Q1 2022 for our A4 Manufacturing group of companies, QCA and Alternative Labs.  We expect QCA to maintain and even exceed its already impressive Q3 numbers.  Alternative Labs is attracting new customers, and all indicators point to a company that is heading back towards annualized revenue in excess of $30 million for 2022.  We also see indications that our A4 Defense Services Portfolio will have a very solid 2022 with revenue growth of 27% over 2021.  In addition to our organic growth, we continue to engage with acquisition targets. My executive leadership team and I are looking forward to sharing more details as they are available and at the appropriate times.

In closing, this day has been a long and hard-fought endeavor, something to be valued and enjoyed, and we, as a company, are so delighted to share it with you!

Best regards,

Kent Wilson

CEO / President / Founder”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

The CEO letter above contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. Except for statements of historical fact, the information contained herein that constitutes forward-looking statements includes, but is not limited to, the (i) projected financial performance of the Company; (ii) the expected development of the Company’s business, projects, and joint ventures; (iii) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (iv) sources and availability of third-party financing for the Company’s projects; (v) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company’s current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements.  For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, please review the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission that discuss the risks facing the Company. We expressly disclaim any intention or obligation to update any our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: October 14, 2021